   As filed with the Securities and Exchange Commission on December 10, 1997
                                                       Registration No. 33-40509
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                              CISCO SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

         CALIFORNIA                                      77-0059951
   (State or other jurisdiction               (IRS Employer Identification No.)
of incorporation or organization)

             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
              (Address of principal executive offices) (Zip Code)

                               -------------------

                               CISCO SYSTEMS, INC.
                             1987 STOCK OPTION PLAN(1)
                            (Full title of the plan)

                               -------------------

                                JOHN T. CHAMBERS
                 PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                               CISCO SYSTEMS, INC.
             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
                     (Name and address of agent for service)
                                 (408) 526-4000
          (Telephone number, including area code, of agent for service)

                               -------------------


This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.



----------
(1) 68,836,100 shares of Common Stock issuable under the Registrant's predecessor 1987 Stock Option Plan were transferred to the 1996 Stock Incentive Plan at the time of its implementation on November 15, 1996, and the predecessor 1987 Stock Option Plan thereupon terminated. The transferred 68,836,100 shares were previously registered on the following Form S-8 Registration Statements (Registration Nos. 33-34849, 33-40509, 33-44221, 33-71860, 33-87096 and
333-01069). Any of those registered shares of Common Stock which remained unissued as of the November 15, 1996 effective date of the successor 1996 Stock Incentive Plan were transferred to the 1996 Stock Incentive Plan at that time for subsequent issuance thereunder. No further option grants or stock issuances will be made under the predecessor 1987 Stock Option Plan.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 9th day of December, 1997.

                                                CISCO SYSTEMS, INC.

                                                By /s/ JOHN T. CHAMBERS
                                                   ----------------------------
                                                   John T. Chambers
                                                   President and Chief
                                                   Executive Officer



KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Chambers and Larry R. Carter and each of them acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may do or cause to be done by virtue thereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:



Signatures               Title                                 Date
----------               -----                                 ----


/s/ JOHN T. CHAMBERS     President, Chief Executive         December 9, 1997
---------------------    Officer and Director (Principal
John T. Chambers         Executive Officer)



/s/ LARRY R. CARTER      Vice President, Finance and        December 9, 1997
---------------------    Administration, Chief Financial
Larry R. Carter          Officer and Secretary
                         (Principal Financial and
                         Accounting Officer)



/s/ JOHN P. MORGRIDGE    Chairman of the Board              December 9, 1997
----------------------   and Director
John P. Morgridge



                                       2.


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Signatures                      Title                             Date
----------                      -----                             ----


/s/ DONALD T. VALENTINE         Director                       December 9, 1997
-----------------------
Donald T. Valentine


/s/ JAMES F. GIBBONS            Director                       December 9, 1997
-----------------------
James F. Gibbons


/s/ ROBERT L. PUETTE            Director                       December 9, 1997
-----------------------
Robert L. Puette


/s/ MASAYOSHI SON               Director                       December 9, 1997
-----------------------
Masayoshi Son


/s/ STEVEN M. WEST              Director                       December 9, 1997
-----------------------
Steven M. West


/s/ RICHARD M. MOLEY            Director                       December 9, 1997
-----------------------
Richard M. Moley


/s/ EDWARD KOZEL                Director                       December 9, 1997
-----------------------
Edward Kozel



/s/ CAROL BARTZ                Director                        December 9, 1997
-----------------------
Carol Bartz


                                       3.